UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 14, 2016

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on March 10, 2016, Solazyme, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Glenhill Capital Advisors LLC, certain of its investment funds and certain other investors (collectively, the “Investors”) in connection with the private placement of 27,850 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for a purchase price of $1,000 per share. On March 14, 2016, the Company and certain Investors agreed to amend the SPA and the form of Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designations”) attached thereto to provide that for so long as the outstanding shares of Series A Preferred Stock represent at least 5.0% of the Company’s outstanding voting power on an as-converted basis, the holders of the Series A Preferred Stock will have the right to designate a nominee for election to the Company’s Board of Directors, subject to certain exceptions. Before such amendment, the form of Certificate of Designations provided that the holders of Series A Preferred Stock would be able to exercise this director nomination right so long as 14,203 shares of Series A Preferred Stock were outstanding.

On March 15, 2016, the Company issued 21,800 shares of Series A Preferred Stock pursuant to the SPA at the initial closing of the private placement (the “Initial Closing”). Also at the Initial Closing, pursuant to the SPA, the Company and the Investors entered into a registration rights agreement (the “Registration Rights Agreement”) dated March 15, 2016 which provides for demand registration rights and piggyback registration rights upon customary terms, limitations, exceptions and conditions. In addition, the Registration Rights Agreement provides that in the event that the holders of at least a majority of the Company’s common stock, par value $0.001 per share (the” Common Stock”), approve a merger or change of control transaction, the holders of the Series A Preferred Stock will be required to approve and vote in favor of such transaction and waive any applicable appraisal rights. The registration rights and the Company’s rights and obligations under the Registration Right Agreements, other than the drag-along rights, will terminate upon the earlier of the fifth anniversary of the date of the SPA or at such time that a given holder’s registrable securities may be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on From 8-K is incorporated into this Item 3.03 by reference.

On March 15, 2016, pursuant to the SPA and Article IV of the Company’s Amended and Restated Certificate of Incorporation, the Company filed the Certificate of Designations with the Secretary of State of Delaware, designating 35,000 shares of authorized Series A Preferred Stock. The Certificate of Designations became effective on March 15, 2016.

Starting from four months after the Initial Closing, shares of the Series A Preferred Stock will be convertible at the option of the holders into shares of Common Stock, at an initial conversion price of $2.00 per share, subject to customary adjustments in the event of stock splits and certain other changes to the Company’s capitalization. The 27,850 shares of Series A Preferred Stock that are expected to be issued pursuant to the SPA will be initially convertible into an aggregate of 13.9 million shares of Common Stock.

As a result of the filing of the Certificate of Designations, the rights of the holders of the Company’s Common Stock have been affected by the following provisions, among other things, of the Certificate of Designations:

•	Dividends. The holders of the Series A Preferred Stock are entitled to participate equally and ratably with the holders of the Common Stock in all dividends and distributions to be paid on the Common Stock on an as-converted basis, subject to certain customary exceptions. The Series A Preferred Stock will also rank senior to the Common Stock with respect to dividend rights.

•	Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or certain change of control transactions, each holder of Series A Preferred Stock will be entitled to receive a liquidation preference before any distribution or payment is made to holders of the Common Stock or any other security that ranks junior to the Series A Preferred Stock.

•	Voting Rights. Holders of shares of Series A Preferred Stock will be entitled to vote together as a single class with the holders of the Common Stock on all matters submitted for a vote by holders of the Common Stock, with each such holder of Series A Preferred Stock being entitled to cast a number of votes equal to the number of whole shares of Common Stock issuable upon conversion of such Series A Preferred Stock.

•	Board Representation. For so long the outstanding shares of Series A Preferred Stock represent at least 5.0% of the Company’s outstanding voting power on an as-converted basis, the holders of the Series A Preferred Stock will have the right to designate a nominee for election to the Company’s Board of Directors, subject to certain exceptions.

•	Protective Provisions. For so long as at least 1,392 shares of Series A Preferred Stock remain outstanding, the Company may not, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock: (i) amend any provision of the Certificate of Designations or the Company’s Amended and Restated Certificate of Incorporation or bylaws so as to adversely affect the rights, preferences or privileges of the Series A Preferred Stock; or (ii) declare or pay any divided on the Common Stock, subject to certain customary exceptions. In addition, for so long as at least 11,140 shares of Series A Preferred Stock remain outstanding, the Company may not, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, create, authorize or issue any equity securities senior to the Series A Preferred Stock.

In addition, the Certificate of Designations provides for, among other things, the following additional preferences, rights and limitations of the Series A Preferred Stock:

•	Mandatory Conversion. The Company can require the conversion of the outstanding shares of Series A Preferred Stock if either the trading price of the Common Stock is greater than three times the conversion price before the third anniversary of the Initial Closing or is greater than four times the conversion price thereafter, subject to certain customary conditions.

•	Transfer Restrictions. No holder of any shares of Series A Preferred Stock may transfer such shares except to an affiliate of such holder or the Company. If the transfer is to an affiliate, such affiliate must become a party to the Registration Rights Agreements. In addition, if such affiliate would beneficially own five percent or more of the Company’s aggregate voting power after giving effect to the transfer, they must enter into a customary standstill agreement.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the text of the Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Items 1.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Solazyme, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOLAZYME, INC. (Registrant)

Date: March 16, 2016	By:	/s/ Paul T. Quinlan
Paul T. Quinlan
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Solazyme, Inc.